EXHIBIT 3.1


                                               STATE OF DELAWARE
                                               SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                              FILE 09:00AM 10/18/2002
                                                 020645096 - 3581305


                           CERTIFICATE OF INCORPORATION
                                  OF
                        GREENWAY TECHNOLOGIES CORP.


FIRST:	     The name of this corporation shall be:

	        GREENWAY TECHNOLOGIES CORP.

SECOND:	     Its registered office in the State of Delaware is to be located at: 15 East North Street, Dover, County of Kent, Delaware 19901 and its registered agent at such address is: XL CORPORATE SERVICES, INC.

THIRD:	     The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

	     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	     The total number of shares of stock which this corporation is authorized to issue is 100,000,000 shares of which 80,000,000 are common shares with a par value of $.0001 and 20,000,000 are preferred shares with a par value of $.0001.

FIFTH:	    The name and address of the incorporator is as follows:

            Ronald Brown
            C/o Blumberg Excelsior Corporate Service, Inc.
            62 White Street, 2nd Floor
            New York. NY 10013

SIXTH:	    The Directors shall have power to make and to alter or amend the
            By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.

	    With the consent in writing, and pursuant to a majority vote of the holders of the capital stock issued and outstanding the directors shall have authority to dispose, in any manner, of the whole property of this corporation.

	    The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them, shall be open to the Inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this Corporation except as conferred by the law or the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

	    It is the intention that the objects, purposes and powers specified in the paragraph hereof shall, except where otherwise specified in said paragraph, not be limited or restricted by referenced to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the paragraph and in each of the clauses, or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
            (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. (iii) under
            Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived and improper personal benefit.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of October 2002.






                                                    /s/ RONALD BROWN
                                                  ----------------------------
                                                        Ronald Brown
                                                        Incorporator